                                                                  Exhibit 21.1


                           SUBSIDIARIES OF VIATEL, INC.


                                              JURISDICTION OF
                                               INCORPORATION
NAME OF SUBSIDIARY                            OR ORGANIZATION
------------------                            ---------------
Viatel, Inc.                                     Delaware
Viatel Argentina Holdings, Inc.                  Delaware
Viatel Argentina Management, Inc.                Delaware
Viatel Brazil Holdings, Inc.                     Delaware
Viatel Brazil Management, Inc.                   Delaware
Viatel Circe Cable System, Limited               Delaware
Viatel Colombia Holdings, Inc.                   Delaware
Viatel Colombia Management, Inc.                 Delaware
Viatel Development Company                       Delaware
Viatel Finance Company L.L.C.                    Delaware
Viatel Finland, Inc.                             Delaware
Viatel Global Communications, Ltd.               Delaware
Viatel Nebraska, Inc.                            Delaware
Viatel New Jersey, Inc.                          Delaware
Viatel Sales U.S.A., Inc.                        Delaware
Viatel Sweden, Inc.                              Delaware
Viatel Virginia, Inc.                            Delaware
YYC Communications, Inc.                         Delaware
Viaphone NV/SA                                   Belgium
Viatel Belgium NV/SA                             Belgium
Viacol Ltda.                                     Colombia
Viatel (I) Limited                               England and Wales
Viatel Belgium Limited                           England and Wales
Viatel Spain Limited                             England and Wales
Viatel U.K. Limited                              England and Wales
Viatel UK Holding Ltd. (formerly
      Viatel Staines Ltd.                        England and Wales
Viatel Operations, S.A.                          France
Viatel S.A.                                      France

                                       1

                           SUBSIDIARIES OF VIATEL, INC.



                                              JURISDICTION OF
                                               INCORPORATION
NAME OF SUBSIDIARY                            OR ORGANIZATION
------------------                            ---------------
VPN S.A.R.L.                                     France
Viaphone GmbH                                    Germany
Viatel GmbH                                      Germany
Viatel Global Communications S.p.A.
      (formerly Viaphone S.R.L.)                 Italy
Viatel S.R.L.                                    Italy
Strijk B.V.                                      Netherlands
Viafoperations Communications B.V.               Netherlands
Viatel Global Communications B.V.                Netherlands
Viafon Dat Iberica, S.A.                         Spain
Viatel Global Communications Espana S.A.         Spain
Viaphone AG                                      Switzerland
Viatel AG                                        Switzerland

                                       2